UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 20, 2005
                Date of report (Date of earliest event reported)

                               ConAgra Foods, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             1-7275                                  47-0248710
   (Commission File Number)              (IRS Employer Identification No.)

        One ConAgra Drive
        Omaha, NE                                      68102
    (Address of Principal Executive Offices)         (Zip Code)

                                 (402) 595-4000
              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On December 20, 2005, ConAgra Foods elected to call for redemption all of its outstanding 6% Notes due September 15, 2006, previously issued in the aggregate principal amount of $500,000,000. On January 20, 2006, the date set for redemption, the notes will be redeemed at a redemption price, determined in accordance with the terms of the notes, equal to the greater of : (a) 100% of the principal amount of the notes outstanding, plus accrued interest to the redemption date; or (b) the sum, as determined by an independent investment banker appointed by JPMorgan Chase Bank, the trustee for the notes, of the present values of the remaining principal amount and the remaining scheduled payments of interest on the notes (exclusive of interest accrued to the redemption date), discounted from the scheduled payment dates to the redemption date on a semi-annual basis at a treasury rate (calculated on the third business day preceding the redemption date pursuant to the terms of the notes) plus 25 basis points plus accrued but unpaid interest to the redemption date.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONAGRA FOODS, INC.


Date:  December 20, 2005                By:   /s/ Frank S. Sklarsky
                                            -------------------------------
                                            Name:   Frank S. Sklarsky
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer